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                                                                    Exhibit 23.4

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

  We hereby consent to the references to Netherland, Sewell & Associates, Inc. as experts in the field of petroleum engineering in the Registration Statement (Form S-3) and related prospectus of Barrett Resources Corporation dated January 7, 1997 and to all references to our Firm included in this Registration Statement.

                              Netherland, Sewell & Associates, Inc.

                              By:  /s/ Frederic D. Sewell
                                 ------------------------
                                   Frederic D. Sewell
                                   President

Dallas, Texas
January 6, 1997